EXHIBIT 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER OF
PTEK HOLDINGS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PTEK Holdings, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Boland T. Jones, Chief Executive Officer of the Company, and William E. Franklin, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BOLAND T. JONES	/s/ WILLIAM E. FRANKLIN

Boland T. Jones Chief Executive Officer PTEK Holdings, Inc. March 31, 2003	William E. Franklin Executive Vice President and Chief Financial Officer PTEK Holdings, Inc. March 31, 2003

A signed original of this written statement required by Section 906 has been provided to PTEK Holdings, Inc. and will be retained by PTEK Holdings, Inc. and furnished to the Securities and Exchange Commission upon request.